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                                                                    EXHIBIT 4.12


                                VIASYSTEMS, INC.
                                    AS ISSUER

                                       AND

                                   [TRUSTEE],
                                   AS TRUSTEE

                                   ----------

                                    INDENTURE

                              DATED AS OF [_______]

                                   ----------

                            14% SENIOR NOTES DUE 2007



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                                TABLE OF CONTENTS

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ARTICLE 1             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION....................................1

         SECTION 1.01.         Definitions.......................................................................1

         SECTION 1.02.         Other Definitions................................................................19

         SECTION 1.03.         Rules of Construction............................................................20

         SECTION 1.04.         Incorporation by Reference of TIA................................................20

         SECTION 1.05.         Conflict with TIA................................................................21

         SECTION 1.06.         Compliance Certificates and Opinions.............................................21

         SECTION 1.07.         Form of Documents Delivered to Trustee...........................................21

         SECTION 1.08.         Acts of Noteholders; Record Dates................................................22

         SECTION 1.09.         Notices, Etc., to Trustee and Company............................................23

         SECTION 1.10.         Notices to Holders; Waivers......................................................24

         SECTION 1.11.         Effect of Headings and Table of Contents.........................................24

         SECTION 1.12.         Successors and Assigns...........................................................24

         SECTION 1.13.         Separability Clause..............................................................24

         SECTION 1.14.         Benefits of Indenture............................................................24

         SECTION 1.15.         GOVERNING LAW....................................................................24

         SECTION 1.16.         Legal Holidays...................................................................25

         SECTION 1.17.         No Personal Liability of Directors, Officers, Employees, Incorporators
                               and Stockholders.................................................................25

         SECTION 1.18.         Exhibits and Schedules...........................................................25

         SECTION 1.19.         Counterparts.....................................................................25

ARTICLE 2             NOTE FORMS................................................................................25

         SECTION 2.01.         Forms Generally..................................................................25

         SECTION 2.02.         Form of Trustee's Certificate of Authentication..................................26

         SECTION 2.03.         Restrictive Legends..............................................................26

ARTICLE 3             THE NOTES.................................................................................26

         SECTION 3.01.         Title and Terms..................................................................26

         SECTION 3.02.         Denominations....................................................................27

         SECTION 3.03.         Execution, Authentication and Delivery and Dating................................27
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                                TABLE OF CONTENTS
                                   (continued)

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         SECTION 3.04.         Registration, Registration of Transfer and Exchange..............................28

         SECTION 3.05.         Mutilated, Destroyed, Lost and Stolen Notes......................................28

         SECTION 3.06.         Persons Deemed Owners............................................................29

         SECTION 3.07.         Cancellation.....................................................................29

         SECTION 3.08.         Computation of Interest and Accretion............................................29

ARTICLE 4             COVENANTS.................................................................................29

         SECTION 4.01.         Payment of Accreted Value and Interest...........................................29

         SECTION 4.02.         Maintenance of Office or Agency..................................................30

         SECTION 4.03.         Taxes............................................................................30

         SECTION 4.04.         Stay, Extension and Usury Laws...................................................30

         SECTION 4.05.         Corporate Existence..............................................................30

         SECTION 4.06.         SEC Reports......................................................................30

         SECTION 4.07.         Limitation on Indebtedness.......................................................31

         SECTION 4.08.         Limitation on Restricted Payments................................................32

         SECTION 4.09.         Limitation on Restrictions on Distributions from Restricted Subsidiaries.........34

         SECTION 4.10.         Limitation on Sales of Assets and Subsidiary Stock...............................35

         SECTION 4.11.         Limitation on Affiliate Transactions.............................................38

         SECTION 4.12.         Limitation on Capital Stock of Restricted Subsidiaries...........................38

         SECTION 4.13.         Compliance Certificate...........................................................39

         SECTION 4.14.         Offer to Repurchase upon Change of Control.......................................39

         SECTION 4.15.         Limitation on Liens..............................................................40

         SECTION 4.16.         Further Instruments and Acts.....................................................40

ARTICLE 5             CONSOLIDATION, MERGER OR SALE OF ASSETS...................................................40

         SECTION 5.01.         Consolidation, Merger or Sale of Assets..........................................40

         SECTION 5.02.         Opinion of Counsel to Trustee....................................................41

ARTICLE 6             REMEDIES..................................................................................41

         SECTION 6.01.         Events of Default................................................................41

         SECTION 6.02.         Acceleration.....................................................................43

         SECTION 6.03.         Other Remedies...................................................................43
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                                       ii
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         SECTION 6.04.         Waiver of Past Defaults..........................................................44

         SECTION 6.05.         Control by Majority..............................................................44

         SECTION 6.06.         Limitation on Suits..............................................................44

         SECTION 6.07.         Rights of Holders to Receive Payment.............................................44

         SECTION 6.08.         Trustee May File Proofs of Claim.................................................44

         SECTION 6.09.         Priorities.......................................................................45

         SECTION 6.10.         Undertaking for Costs............................................................45

         SECTION 6.11.         Restoration of Rights and Remedies...............................................45

         SECTION 6.12.         Rights and Remedies Cumulative...................................................46

ARTICLE 7             THE TRUSTEE...............................................................................46

         SECTION 7.01.         Certain Duties and Responsibilities..............................................46

         SECTION 7.02.         Certain Rights of Trustees.......................................................47

         SECTION 7.03.         Not Responsible for Recitals or Issuance of Notes................................47

         SECTION 7.04.         Trustee's Disclaimer.............................................................48

         SECTION 7.05.         May Hold Notes...................................................................48

         SECTION 7.06.         Money Held in Trust..............................................................48

         SECTION 7.07.         Compensation and Reimbursement...................................................48

         SECTION 7.08.         Conflicting Interests............................................................48

         SECTION 7.09.         Corporate Trustee Required; Eligibility..........................................49

         SECTION 7.10.         Resignation and Removal; Appointment of Successor................................49

         SECTION 7.11.         Acceptance of Appointment by Successor...........................................50

         SECTION 7.12.         Merger, Conversion, Consolidation or Succession to Business......................50

         SECTION 7.13.         Preferential Collection of Claims Against the Company............................51

         SECTION 7.14.         Appointment of Authenticating Agent..............................................51

ARTICLE 8             HOLDERS' LIST AND REPORTS BY TRUSTEE AND THE COMPANY......................................51

         SECTION 8.01.         The Company to Furnish Trustee Names and Addresses of Holders....................51

         SECTION 8.02.         Preservation of Information; Communications to Holders...........................51

         SECTION 8.03.         Reports by Trustee...............................................................52
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ARTICLE 9             AMENDMENT, SUPPLEMENT OR WAIVER...........................................................52

         SECTION 9.01.         Without Consent of the Holders...................................................52

         SECTION 9.02.         With Consent of Holders..........................................................52

         SECTION 9.03.         Execution of Amendments, Supplements or Waivers..................................53

         SECTION 9.04.         Revocation and Effect of Consents................................................54

         SECTION 9.05.         Conformity with TIA..............................................................54

         SECTION 9.06.         Notation on or Exchange of Notes.................................................54

ARTICLE 10            REDEMPTION OF NOTES.......................................................................54

         SECTION 10.01.        Right of Redemption..............................................................54

         SECTION 10.02.        Applicability of Article.........................................................56

         SECTION 10.03.        Notice of Redemption.............................................................56

         SECTION 10.04.        Deposit of Redemption Price......................................................56

         SECTION 10.05.        Notes Payable on Redemption Date.................................................56

ARTICLE 11            SATISFACTION AND DISCHARGE................................................................57

         SECTION 11.01.        Discharge of Liability on Notes; Defeasance......................................57

         SECTION 11.02.        Conditions to Defeasance.........................................................58

         SECTION 11.03.        Application of Trust Money.......................................................59

         SECTION 11.04.        Repayment to Company.............................................................59

         SECTION 11.05.        Indemnity for U.S. Government Obligations........................................59

         SECTION 11.06.        Reinstatement....................................................................59
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                                       iv
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         INDENTURE, dated as of [________] (as amended, supplemented or otherwise modified from time to time, this "INDENTURE"), between Viasystems,
Inc., a Delaware corporation, as issuer (the "COMPANY"), and [TRUSTEE], a
[________] banking corporation, as trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the governance of the 14% Senior Notes due 2007 of the Company originally issued on July 19, 2001 (the "CLOSING DATE") with an aggregate Initial Accreted Value of $100,000,000 (the "NOTES"). All things necessary to make the Notes the valid obligation of the Company and to make this Indenture a valid agreement of the Company as of the date hereof, in accordance with the terms of the Notes and this Indenture, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders, as follows:

                                   ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01. Definitions.

         "ADDITIONAL ASSETS" means: (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company;
(iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii) of this definition, such Restricted Subsidiary is primarily engaged in a Related Business.

         "AFFILIATE" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise or (ii) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the Voting Stock of such Person (on a fully diluted basis) or of warrants or rights to acquire such Voting Stock whether or not presently exercisable.

         "ASSET DISPOSITION" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed 1.50% of the consolidated book value of the Company's assets as of the most recent date prior to such disposition for which a consolidated balance sheet of the Company has been regularly prepared, (v) transactions permitted under Section 5.01, (vi) transactions permitted under Section 4.08, and (vii) any disposition that constitutes a Change of Control.

         "ASSET SWAP" means the execution of a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided, however, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

         "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "AUTHENTICATING AGENT" means any Person authorized by the Trustee pursuant to Section 7.14 to act on behalf of the Trustee to authenticate Notes of one or more series.

         "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

         "BANK INDEBTEDNESS" means all Obligations, and all other obligations (monetary or otherwise) pursuant to the Credit Agreement and all Hedging Obligations payable to a lender or an Affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the contract was entered into under the Credit Agreement or any of its Affiliates (including, without limitation, all interest accruing on or after, or which would accrue but for, the filing of any petition in bankruptcy or for reorganization, whether or not allowed thereby).

         "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors or board of managers of such Person or any committee thereof duly authorized to act on behalf of such board. Unless the context otherwise requires, "Board of Directors" refers to the Board of Directors of the Company.

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         "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by its Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee. Unless the context otherwise requires, "BOARD RESOLUTION" refers to a Board Resolution of the Company.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

         "CAPITAL STOCK" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CAPITALIZED LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

         "CHANGE OF CONTROL" means the occurrence of any of the following (a) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Hicks, Muse, Tate & Furst Incorporated, Mills & Partners, Inc., their principals and their Affiliates and management ("HMTF") and their respective employees, directors and officers (the "HMTF GROUP"), shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (i) 35% of the shares of voting Capital Stock of Parent then outstanding or (ii) the percentage of the then outstanding voting Capital Stock of Parent owned by the HMTF Group; (b) the board of directors of Parent shall not consist of a majority of Continuing Directors; or (c) a "Change of Control" (or any comparable concept) as defined in any document pertaining to the High Yield Notes.

         "CLOSING DATE" means July 19, 2001, the date on which the Notes were originally issued.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" means, with respect to any Person, any and all shares of such Person's Capital Stock (excluding Preferred Stock of such Person), including, without limitation, all series and classes of such common stock.

         "COMPANY REQUEST," "COMPANY ORDER" and "COMPANY CONSENT" mean, respectively, a written request, order or consent signed in the name of the Company by an Officer of the Company.

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         "COMPANY" means Viasystems, Inc., a Delaware corporation, and any successor in interest thereto.

         "CONSOLIDATED CASH FLOW" for any period means the Consolidated Net Income for such period, plus without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense,
(ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes and less, to the extent added in calculating Consolidated Net Income, (x) exchange or translation gains on foreign currencies, and (y) non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

         "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected minimum balance of such Indebtedness (as determined in good faith by senior management of the Company and assuming a constant level of sales) shall be deemed outstanding for purposes of this calculation) and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (3) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for

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such period, and Consolidated Interest Expense for such period shall be (i)
reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period,
(4) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company) or an acquisition of assets, including any Investment in a Restricted Subsidiary of the Company or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, or if the transaction giving rise to such calculation is a transaction subject to Section 5.01, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and the use of the proceeds therefrom) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements, (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with

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Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and debt discount solely to the extent relating to the issuance and sale of Indebtedness together with any equity security as part of an investment unit and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company, that was not a Wholly-Owned
Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition; (ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the Closing Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with Section 4.09 (excluding clause (g) thereof from the operation of this parenthetical); (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (iv) any extraordinary gain or loss; (v) the cumulative effect of a change in accounting principles; (vi) restructuring charges or write-offs recorded within the one year period following the date of the issuance of the High Yield Notes in an aggregate amount not to exceed $50 million; (vii) charges relating to the write-off of acquired in-process research and development expenses and other intangibles in connection with the application of the purchase method of accounting to the net assets of a Person acquired by the Company and its Restricted Subsidiaries and charges related to write-off of intangible assets; (viii) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) dividends or distributions paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (ix) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of Section 4.08 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.08 pursuant to clause (a)(3)(E) thereof.

         "CONSOLIDATED NET WORTH" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 180 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "CONTINUING DIRECTORS" means the directors of Parent on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of Parent is recommended or supported by a majority of the then Continuing Directors or such other director receives the vote of HMTF in his or her election by the shareholders.

         "CORPORATE TRUST OFFICE" means the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at [_____________].

         "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of March 29, 2000, by and among Parent, the Company and certain of its foreign subsidiaries, the lenders from time to time party thereto, The Chase Manhattan Bank of Canada, as Canadian administrative agent, Chase Manhattan International Limited, as the multicurrency administrative agent, and The Chase Manhattan Bank, as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including, without limitation, any agreement
(i) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof.

         "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures (other than as a result of a Change of Control) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary) or (iii) is redeemable at the option of the holder thereof (other than as a result of a Change of Control, in whole or in part, in each case on or prior to the Stated Maturity of the Notes, provided, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity shall be deemed to be Disqualified Stock.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FOREIGN SUBSIDIARIES" means a Restricted Subsidiary not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Closing Date, including without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates (such agreements, collectively, "INTEREST RATE AGREEMENTS").

         "HIGH YIELD NOTES" means the 9 3/4% Senior Subordinated Notes due 2007 of the Company.

         "HMTF" as defined in the definition of Change of Control.

         "HOLDER" or "NOTEHOLDERS" means the Person in whose name a Note is registered on the Registrar's books.

         "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (i) the Indebtedness of a Person existing at the time such Person became a Subsidiary shall be deemed to have been Incurred by such Subsidiary and (ii) that neither the accrual of interest, the accretion of interest or the payment-in-kind of interest shall be considered an Incurrence of Indebtedness.

         "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such

Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, any accrued dividends) and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

         "INTEREST ACCRUAL DATES" means each of the accrual dates specified as Interest Accrual Dates on the face of the Notes.

         "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of
Section 4.08, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP in connection with such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

         "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

         "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "NOTES" means the Company's 14% Senior Notes due 2007, issued on the Closing Date.

         "OBLIGATIONS" means all obligations (whether in existence on the Closing Date or arising thereafter) for, or guaranteeing the payment of, principal, premium, interest (including, without limitation, all interest accrued or accruing after the commencement of any Reorganization of any Person obligated with respect thereto in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such case or proceeding), penalties, fees, indemnifications, reimbursements and other amounts in respect of any Indebtedness, and any amendment, extension or refunding of any of the foregoing, without duplication.

         "OFFICER" means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President (a) of such Person or
(b) if such Person is owned or managed by a single entity, of each such entity.

         "OFFICER'S CERTIFICATE" means, with respect to the Company or any other obligor upon the Notes, a certificate signed by an Officer of each such Person.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "OUTSTANDING" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

         (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

         (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

         A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

         "PARENT" means Viasystems Group, Inc., a Delaware corporation, and any successor in interest thereto.

         "PAYING AGENT" means any Person authorized by the Company to pay the Accreted Value of or interest, if any, on any Notes on behalf of the Company.

         "PERMITTED INDEBTEDNESS" means (i) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;
(ii) Indebtedness represented by (w) the High Yield Notes, (x) the Notes, (y) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) and (iv) of Section 4.07(b) and other than Indebtedness Incurred pursuant to clause
(i) above or clauses (iv), (v), (vi) or (vii) below) outstanding on the Closing Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (ii) or Incurred pursuant to Section 4.07(a); (iii) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company or its Restricted Subsidiaries (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.07(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause
(iii) and (B) Refinancing Indebtedness Incurred by the Company or a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations (other than Indebtedness) Incurred in the ordinary course of business and (D) under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business; (v) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (v), when taken together with all Indebtedness Incurred pursuant to this clause (v) and then outstanding, shall not exceed $20.0 million; (vi) Indebtedness consisting of (A) Guarantees by the Company or a Restricted Subsidiary of Indebtedness Incurred by a Wholly-Owned Subsidiary without violation of this Indenture and
(B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by the Company without violation of this Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of this Indenture); (vii) Indebtedness arising from agreements with governmental agencies of any foreign country, or political subdivision or agency thereof, relating to the construction of plants and the purchase and installation (including related training costs) of equipment to be used in a Related Business; provided that such Indebtedness (i) has a maturity in excess of ten years and 91 days and (ii) in the aggregate does not exceed $50.0 million; and
(viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished promptly in accordance with customary practices.

         "PERMITTED INVESTMENT" means an Investment by the Company or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Company; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that in each case such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees for purposes of purchasing the Company's common stock in an aggregate amount outstanding at any one time not to exceed $10 million and other loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (viii) a Person engaged in a Related Business or a loan or advance to the Company the proceeds of which are used solely to make an Investment in a Person engaged in a Related Business or a Guarantee by the Company of Indebtedness of any Person in which such investment has been made; provided, however, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (viii), exceed $50 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (viii), or any release or other cancellation of any Guarantee constituting such Permitted Investment);
(ix) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for Asset Dispositions effected in compliance with Section 4.10; (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; and (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

         "PERMITTED LIEN" means, with respect to any Person: (i) Liens securing
(x) the Bank Indebtedness or (y) Indebtedness incurred pursuant to Section 4.07(b)(iv), (ii) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business, (iii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, (iv) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings, (v) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness, (vi) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person, (vii) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien, (viii) Liens existing on the Closing Date, (ix) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto), (x) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto), (xi) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly-Owned Subsidiary of such Person, (xii) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations, and (xiii) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (vii),
(viii), (ix), (x) or (xi); provided, however, that (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (vii), (ix), (x) or (xi) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "PLACE OF PAYMENT" means a city or any political subdivision thereof referred to in Article 3 and initially designated under Section 4.02.

         "PREDECESSOR NOTES" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.05 in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non- voting) of such Person's preferred or preference stock, whether now outstanding or hereafter issued, including, without limitation, all series and classes of such preferred or preference stock.

         "PRODUCTIVE ASSETS" means assets of a kind used or usable by the Company and its Restricted Subsidiaries in the Company's business or any Related Business.

         "REDEMPTION DATE" when used with respect to any Note to be redeemed or purchased means the date fixed or such redemption or purchase by or pursuant to this Indenture and the Notes.

         "REDEMPTION PRICE" when used with respect to any Note to be redeemed or purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture and the Notes.

         "REFINANCING INDEBTEDNESS" means Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "REFINANCE") any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of
(A) the ninety-first day after the Stated Maturity of the Notes and (B) the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced, and
(iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus applicable premium and reasonable costs paid in connection with such refinancing.

         "RELATED BUSINESS" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Closing Date, as reasonably determined by the Board of Directors.

         "RESPONSIBLE OFFICER" when used with respect to the Trustee means any officer in the corporate trust department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "REORGANIZATION" means, with respect to any Person, any reorganization, bankruptcy, insolvency, receivership or other similar statutory or common law proceedings or arrangements, including without limitation any proceeding under Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors, involving such Person or the readjustment of such Person's liabilities or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of such Person.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR INDEBTEDNESS" means, with respect to any Person, (a) all Obligations of such Person outstanding under (i) the Notes and (ii) the Credit Agreement and all Hedging Obligations payable to a lender or an Affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the contract was entered into under the Credit Agreement or any of its Affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding, (b) any other Indebtedness, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Indebtedness of such Person and (c) all Obligations with respect to the foregoing.

         "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "STATED MATURITY" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal or Accreted Value of such debt security is due and payable and (ii) with respect to any scheduled installment of principal or Accreted Value of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable, in each case, as set forth in the original documentation governing such debt security.

         "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

         "SUBSCRIPTION AGREEMENT" means that certain Subscription Agreement dated as of July 19, 2001 by and among Parent, the Company and the purchasers signatory thereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "SUBSIDIARY" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership or limited liability company (i) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary or such Person or

(ii) the only general partners or managing members of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict substantially all of such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of this Indenture.

         "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.08. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.07(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "VOTING STOCK" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "WHOLLY-OWNED SUBSIDIARY" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary; provided, however, the Forward Group shall be deemed to be a Wholly-Owned Subsidiary of the Company for all purposes of the Indenture unless the sale or issuance of more than 1% of the Capital Stock thereof to a person other than another Wholly-Owned Subsidiary of the Company occurs.

         SECTION 1.02. Other Definitions.


         TERM                                                      DEFINED IN SECTION
         ----                                                      ------------------
         Accreted Value                                              3.01(a)
         Act                                                         1.08
         Affiliate Transaction                                       4.11(a)
         Authentication Order                                        3.03
         Change of Control Offer                                     4.14(a)
         Change of Control Payment                                   4.14(a)
         Change of Control Payment Date                              4.14(a)
         Comparable Treasury Issue                                   10.01
         Comparable Treasury Price                                   10.01
         covenant defeasance option                                  11.02(b)
         Expiration Date                                             1.08
         Event of Default                                            6.01
         Independent Investment Banker                               10.01
         Initial Accreted Value                                      3.01
         Interest Accrual Date                                       3.01
         legal defeasance option                                     11.02(b)
         Offer                                                       4.10(b)
         Offer Amount                                                4.10(c)(ii)

         Offer Period                                                4.10(c)(ii)
         Place of Payment                                            3.01(b)
         Purchase Date                                               4.10(c)(i)
         Redemption Amount                                           10.01
         Reference Treasury Dealer                                   10.01
         Reference Treasury Dealer Quotations                        10.01
         Register                                                    3.04
         Registrar                                                   3.04
         Restricted Payment                                          4.08
         Successor Company                                           5.01
         Treasury Yield                                              10.01

         SECTION 1.03. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

         (b) "or" is not exclusive;

         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, unless expressly provided otherwise, all determinations and computations made pursuant to any provision hereof shall be made in accordance with GAAP;

         (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

         (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

         (g) words in the singular include the plural, and words in the plural include the singular; and

         (h) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

         SECTION 1.04. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them therein. The following TIA terms have the following meanings:

         "INDENTURE SECURITIES" means the Notes.

         "INDENTURE SECURITY HOLDER" means a Holder or Noteholders.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture securities means the Company and any other obligor on the indenture securities.

         SECTION 1.05. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (a) to apply to this Indenture as so modified or (b) to be excluded, as the case may be.

         SECTION 1.06. Compliance Certificates and Opinions. Upon any application or request by the Company or by any other obligor upon the Notes to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor upon the Notes, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer's Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 4.13) shall include:

         (a) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

         SECTION 1.07. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such

Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.08. Acts of Noteholders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 1.08.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every
Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

         (e) (i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.08(e)(ii). If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite Accreted Value of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite Accreted Value of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 1.10.

                  (ii) With respect to any record date set pursuant to this
Section 1.08, the party hereto that sets such record dates may designate any day as the "EXPIRATION DATE" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this
Section 1.08(e) in writing, and to each Holder in the manner set forth in
Section 1.10, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 90th day after the applicable record date.

                  (iii) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the Accreted Value of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Accreted Value.

         SECTION 1.09. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (a) the Trustee by any Holder or by the Company or any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at [____________] (telephone: [____________]; facsimile: [____________]), or at any other address furnished in writing to the Company by the Trustee, or

         (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and delivered in person or mailed, first-class postage prepaid, to the Company at 101 South Hanley Road, St. Louis, Missouri 63105 Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 1.10. Notices to Holders; Waivers. Where this Indenture provides for notice to Holders of any event, such notice shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered addresses as recorded in the Register, not later than the latest date, and not earlier than the earliest date, prescribed herein for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

         SECTION 1.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.12. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.13. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.14. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.


         SECTION 1.15. GOVERNING LAW. THIS INDENTURE, THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF

THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGORS IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

         SECTION 1.16. Legal Holidays. In any case where any Interest Accrual Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or Accreted Value need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Accrual Date or Redemption Date, or at the Stated Maturity.

         SECTION 1.17. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         SECTION 1.18. Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

         SECTION 1.19. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                                    ARTICLE 2
                                   NOTE FORMS

         SECTION 2.01. Forms Generally. The Notes and the Trustee's certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in Exhibit A, annexed hereto and in this Article 2. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depository rule or usage, agreements to which the Company are subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication.

         The Notes shall be issued in the form of permanent certificated Notes substantially in the form set forth in Exhibit A.

         SECTION 2.02. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Notes referred to in the within-mentioned Indenture.



                                            ------------------------------------
                                                        as Trustee

Dated:                                      By:
      ------------------------------           ---------------------------------
                                                     Authorized Signatory

         If an appointment of an Authenticating Agent is made pursuant to
Section 7.14, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Notes referred to in the within-mentioned Indenture.


------------------------
As Trustee

                                            By:
                                               ---------------------------------
                                                     As Authenticating Agent

                                            By:
                                               ---------------------------------
                                                      Authorized Signatory

Dated:
      --------------------

         SECTION 2.03. Restrictive Legends. Each Note shall bear any legends required by the Subscription Agreement.

                                    ARTICLE 3
                                    THE NOTES

         SECTION 3.01. Title and Terms. (a) The aggregate amount of Notes that may be authenticated and delivered under this Indenture is limited to an Initial Accreted Value of $100,000,000. All the Notes shall vote and consent together on all matters as one class, and none of the Notes will have the right to vote or consent as a class separate from one another on any matter.

         The Notes shall be known and designated as the "14% SENIOR NOTES DUE 2007" of the Company. The final Stated Maturity of the Notes shall be May 1, 2007. The Company agrees to pay interest on the Accreted Value of the Notes at the rate and in the manner specified below.

         "ACCRETED VALUE" means with respect to each Note, as of any date of determination, the sum of: (a) the Accreted Value of such Note on the immediately preceding Interest Accrual Date (in the event such date of determination falls before the first Interest Accrual Date, the "INITIAL ACCRETED VALUE" specified on the face of the Note) plus (b) in the case of any determination date other than an Interest Accrual Date, an amount determined by multiplying (i) the amount referred to in clause (a) by (ii) 14% by (iii) the number of days in the period from and including the preceding Interest Accrual Date to such date of determination divided by 360.

         Interest will accrue, in the case of the first Interest Accrual Date, on the Initial Accreted Value specified on the face of each Note, and on each subsequent Interest Accrual Date, on the Accreted Value of such Note as of the immediately preceding Interest Accrual Date, at a rate of 14% per annum. On each Interest Accrual Date, such accrued interest shall accrete and be added to the then Accreted Value of the Notes and shall thereafter bear interest in accordance with the terms hereof. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         (b) The Accreted Value of and interest, if any, on the Notes shall be payable at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (each, a "PLACE OF PAYMENT") in the manner provided in Section 4.01(b).

         SECTION 3.02. Denominations. The Notes shall be issuable only in registered form without coupons in denominations (based on the Initial Accreted Value thereof) of $1,000 and any integral multiple thereof.

         SECTION 3.03. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by an Officer of the Company. The signature of such Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of an individual who was at any time a proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver Notes in the aggregate amount not to exceed an Initial Accreted Value of $100,000,000, upon a written order of the Company in the form of an Officer's Certificate of the Company (an "AUTHENTICATION ORDER"). Such Officer's Certificates shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to include any legend, that the issuance of such Notes does not contravene any provision of Article 4 of this Indenture and such other information as the Company may include or the Trustee may reasonably request.

         All Notes shall be dated the date of their authentication.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         SECTION 3.04. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "REGISTRAR" for the purpose of registering Notes and transfers of Notes as herein provided.

         Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like tenor and aggregate Accreted Value.

         At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate Accreted Value, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes under this
Section 3.04.

         SECTION 3.05. Mutilated, Destroyed, Lost and Stolen Notes. If (a) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and Accreted Value, bearing a number not contemporaneously Outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

         Upon the issuance of any new Note under this Section 3.05, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued pursuant to this Section 3.05 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

         The provisions of this Section 3.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 3.06. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of Accreted Value of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 3.07. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.08, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of as directed by a Company Order.

         SECTION 3.08. Computation of Interest and Accretion. Interest and accretion on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                    ARTICLE 4
                                    COVENANTS

         No failure to comply with any covenant contained in this Article 4 shall be actionable by the Trustee or any Holders until such time as such failure constitutes an Event of Default under Section 6.01.

         SECTION 4.01. Payment of Accreted Value and Interest. (a) The Company will duly and punctually pay the Accreted Value of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Accreted Value or interest shall be considered paid on the date it is due if the Trustee or Paying Agent or Paying Agents hold on that date money designated for and sufficient to pay the amount owed.

         (b) The Company will make all payments of Accreted Value and interest, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

         SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby designates the Corporate Trust Office as an initial Place of Payment and as such office of the Company in the Borough of Manhattan, the City of New York, and appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains a Place of Payment.

         SECTION 4.03. Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         SECTION 4.04. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.05. Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate, partnership or other existence of itself and each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of itself and any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         SECTION 4.06. SEC Reports. So long as any of the Notes are outstanding, the Company will provide to the Holders and file with the SEC, to the extent such submissions are accepted for filing by the SEC, copies of the annual reports and of the information, documents and other reports that the Company would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act regardless of whether the SEC is then obligated to file such reports within 15 days after it would have been required to file such reports with the SEC. Upon qualification of this Indenture under the TIA, the Company shall also comply with the other provisions of TIA 314(a).

         SECTION 4.07. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and any of its Restricted Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.25:1.00.

         (b) Notwithstanding Section 4.07(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Senior Indebtedness in an aggregate principal amount not to exceed $710 million at any time outstanding, less (x) the aggregate principal amount thereof repaid with the net proceeds of Asset Dispositions (to the extent, in the case of a repayment of revolving credit Indebtedness, the commitment to advance the loans repaid has been terminated) and (y) the Initial Accreted Value of all Notes then outstanding;
(ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business or Incurred to Refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this Section 4.07(b)(ii) shall not exceed $25.0 million at any time outstanding; (iii) Permitted Indebtedness; and (iv) Indebtedness (other than Indebtedness described in clauses (i)-(iii)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.07(b)(iv) and then outstanding, will not exceed $75.0 million (it being understood that any Indebtedness Incurred under this Section 4.07(b)(iv) shall cease to be deemed Incurred or outstanding for purposes of this Section 4.07(b)(iv) (but shall be deemed to be Incurred for purposes of Section 4.07(a)) from and after the first date on which the Company or its Restricted Subsidiaries could have Incurred such Indebtedness under Section 4.07(a) without reliance upon this Section 4.07(b)(iv)).

         (c) The Company shall not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of Indebtedness by the Company or a Restricted Subsidiary.

         (d) The Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is expressly subordinated in right of payment to the Notes.

         (e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that
(x) the U.S. dollar-equivalent principal amount of any such Indebtedness outstanding or committed on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on June 30, 2001, and (y) if such Indebtedness is Incurred to refinance other indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

         SECTION 4.08. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Stock), and (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and, if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Restricted Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by Persons other than the Company or another Restricted Subsidiary of the Company (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock) or to the extent that after giving effect to such purchase, redemption, retirement or acquisition, such Restricted Subsidiary would become a Wholly-Owned Subsidiary),
(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition), or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to in clauses (i) through (iv) as a "RESTRICTED PAYMENT"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or
(2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to Section 4.07(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Closing Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the date of the issuance of the High Yield Notes to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than

Disqualified Stock) or other capital contributions subsequent to the date of the issuance of the High Yield Notes (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust); provided, however, that the value of any non-cash net proceeds (which in each case shall be assets of the type used in a Related Business or Capital Stock of a Person engaged in a Related Business) shall be as determined by the Board of Directors in good faith, except that in the event the value of any non cash net proceeds shall be $25 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing; (C) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or similar trust subsequent to the Closing Date; provided, however, that if such plan or trust Incurs any Indebtedness owed to or Guaranteed by the Company or any of its Restricted Subsidiaries to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to such Net Cash Proceeds less such Indebtedness Incurred to or Guaranteed by the Company or any of its Restricted Subsidiaries and any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock; (D) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the issue date of any Indebtedness of the Company for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); (E) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, and repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (E) of this Section 4.08(a) to the extent it is already included in Consolidated Net Income; (F) the aggregate Net Cash Proceeds received by a Person in consideration for the issuance of such Person's Capital Stock (other than Disqualified Stock) which are held by such Person at the time such Person is merged with and into the Company in accordance with Section 5.01 subsequent to the Closing Date; provided, however, that concurrently with or immediately following such merger the Company uses an amount equal to such Net Cash Proceeds to redeem or repurchase the Company's Capital Stock; and (G) $5 million.

         (b) The provisions of Section 4.08(a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3) (B) of Section 4.08(a);

(ii) any purchase or redemption of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Company; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with the requirements of Section 4.08(a); (iv) payments of dividends on the Company's common stock (or payments to Parent to pay dividends on its common stock) after an initial public offering of common stock of the Company or of Parent, as the case may be, in an annual amount not to exceed 6% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received by the Company from shares of common stock sold for the account of the Company (and not for the account of any stockholder) in such initial public offering or, in the case of an initial public offering by Parent, 6% per annum of the amount contributed to the common or non-redeemable preferred equity of the Company by Parent from the Net Cash Proceeds of an initial public offering of common stock by Parent; (v) payments by the Company to repurchase (or to enable Parent to repurchase) Capital Stock or other securities of the Company or Parent from members of management of the Company in an aggregate amount not to exceed $15 million; (vi) payments to enable the Company to redeem or repurchase (or to enable Parent to repurchase) stock purchase or similar rights granted by the Company or Parent with respect to its Capital Stock in an aggregate amount not to exceed $1 million; (vii) payments, not to exceed $200,000 in the aggregate, to enable the Company or Parent to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; (viii) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with Section 5.01; provided, however, that no such payment may be made pursuant to this clause (viii) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.07 such that, after Incurring that $1.00 of additional Indebtedness, the Consolidated Coverage Ratio would be greater than 3.5:1.00; and (ix) payments by the Company to fund (A) out of pocket expenses of Parent for administrative, legal and accounting services provided by third parties, or to pay franchise fees and similar costs, but not to exceed an aggregate amount of $1 million per annum, and (B) taxes of Parent; provided, however, that in the case of clauses (iv), (v), (vi), (vii) and (viii) no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof; provided further, however, that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (3) of Section 4.08(a), only the amounts expended under clauses (v) through (viii) shall be included.

         SECTION 4.09. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company; except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date, (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness or Preferred Stock issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness or Preferred Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company); (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of this Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are not materially less favorable to the Holders, as determined in good faith by the senior management of the Company or Board of Directors, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii) of this Section 4.09, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary as determined in good faith by senior management of the Company; (e) in the case of clause (iii) of this Section 4.09, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (f) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (g) encumbrances or restrictions with respect to Indebtedness of Foreign Subsidiaries; provided that (i) such encumbrances or restrictions do not limit in any manner the ability of the Restricted Subsidiaries of the Company in existence on the Issue Date from performing any of the acts referred to in clauses (i) through (iii) of this Section 4.09 and (ii) the aggregate principal amount of the Indebtedness of the Foreign Subsidiaries of the Company which includes such an encumbrance or restriction does not exceed $50.0 million; and
(h) encumbrances or restrictions arising or existing by reason of applicable law.

         SECTION 4.10. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's senior management or the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase (x) Senior Indebtedness or (y) Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, within one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election either (x) to the investment in or acquisition of Additional Assets or (y) to prepay, repay or purchase (1) Senior Indebtedness or (2) Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company); and (C) third, within 45 days after the later of the application of Net Available Cash in accordance with clauses (A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Notes, pro rata at 100% of the tendered Accreted Value thereof plus accrued and unpaid interest, if any, thereon to the date of purchase. The balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) may be used by the Company in any manner not otherwise prohibited under this Indenture. Notwithstanding anything herein to the contrary, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.10 at any time exceed $15 million. The Company shall not be required to make an offer for Notes pursuant to this
Section 4.10 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) is less than $25 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         For the purposes of this Section 4.10, the following will be deemed to be cash: (x) the assumption by the transferee of Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness or Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

         Notwithstanding the foregoing, the Company and its Restricted Subsidiaries shall be permitted to consummate an Asset Swap if (i) immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing, (ii) in the event such Asset Swap involves an aggregate amount in excess of $10 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors, and (iii) in the event such Asset Swap involves an aggregate amount in excess of $50 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

         (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 4.10(a)(iii)(C), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (each, an "OFFER") at a purchase price of 100% of their Accreted Value plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.10(c). If the aggregate purchase price of the Notes tendered pursuant to an Offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company may use the remaining Net Available Cash for any purpose not prohibited by this Indenture. Upon the consummation of the purchase of Notes properly tendered in response to such Offer, the amount of Net Available Cash subject to future offers to purchase shall be deemed to be reset to zero.

         (c) (i) Promptly, and in any event within 10 days after the Company is required to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event an Offer is oversubscribed) in integral multiples of $1,000 of Initial Accreted Value, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "PURCHASE DATE").

                  (ii) Not later than the date upon which such written notice of an Offer is delivered to the Trustee and the Holders, the Company shall deliver to the Trustee an Officers' Certificate setting forth (A) the amount of the Offer (the "OFFER AMOUNT"), (B) the allocation of the Net Available Cash from the Asset Dispositions as a result of which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.10(a). Upon the expiration of the period (the "OFFER PERIOD") for which the Offer remains open, the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price of the Notes tendered by such Holder to the extent such funds are available to the Trustee.

                  (iii) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice prior to the expiration of the Offer Period. Each Holder will be entitled to withdraw its election if the Trustee or the Company receives, not later than one Business Day prior to the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the Accreted Value of the Note or Notes which were delivered for purchase by such Holder and a statement that such Holder is withdrawing his election to have such Note or Notes purchased. If at the expiration of the Offer Period the aggregate Accreted Value of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in Accreted Value to the unpurchased portion of the Notes surrendered.

         (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

         SECTION 4.11. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company other than a Wholly-Owned Subsidiary (an "AFFILIATE TRANSACTION") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of such Board of Directors, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $15 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

         (b) The provisions of Section 4.11(a) shall not prohibit (i) any Restricted Payment permitted to be made pursuant to Section 4.08, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries, (iv) any transaction between Wholly-Owned Subsidiaries, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements as in existence on the Closing Date, (vii) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) the issuance of Capital Stock of the Company (other than Disqualified Stock) and (ix) transactions pursuant to supply or similar agreements entered into in the ordinary course of business on customary terms that are not less favorable to the Company than those that would have been obtained in a comparable transaction with an unrelated Person, as determined in good faith by senior management of the Company.

         SECTION 4.12. Limitation on Capital Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock (other than Preferred Stock) to any Person (other than to the Company or a Wholly-Owned Subsidiary or permit any

Person (other than the Company or a Wholly-Owned Subsidiary) to own any Capital Stock (other than Preferred Stock) of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; provided, however, that this Section
4.12 shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Indenture.

         SECTION 4.13. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

         SECTION 4.14. Offer to Repurchase upon Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 of Accreted Value or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate Accreted Value thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (the "CHANGE OF CONTROL PAYMENT"). Within 60 days following any Change of Control, the Company will (or will cause the Trustee to) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

         On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate Accreted Value of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in Accreted Value to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will have an Accreted Value of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (b) Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         SECTION 4.15. Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume or permit or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom, of any nature whatsoever against any asset of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except for Permitted Liens, unless contemporaneously therewith: (i) in the case of any Lien securing Subordinated Indebtedness, effective provision is made to secure the Notes with a Lien on the same collateral that is prior to the Lien securing such Subordinated Indebtedness and (ii) in all other cases the Notes are secured on an equal and ratable basis.

         SECTION 4.16. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

         SECTION 5.01. Consolidation, Merger or Sale of Assets. (a) The Company shall not consolidate with, merge with or into, or sell, convey, transfer, or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person nor permit any Person to merge with or into the Company unless:

                  (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the continuing Person or any Subsidiary of the continuing Person as a result of such transaction as having been Incurred by the continuing

Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the continuing Person would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.07(a); and

                  (iv) the Company delivers to the Trustee an Officers' Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Article 5 and the terms of the Indenture.

         (b) Notwithstanding the foregoing, in no event shall any (i) consolidation or merger by the Company with or into or (ii) sale, assignment, transfer, conveyance or other disposition by the Company of all or substantially all of its property or assets to, one or more Subsidiaries of the Company relieve the Company from any of its obligations under the Indenture and the Notes.

         (c) The Company shall not lease all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person other than to a Wholly-Owned Subsidiary.

         (d) No failure to comply with the provisions of this Section 5.01 shall be actionable by the Trustee or any Holders until such time as such failure constitutes an Event of Default under Section 6.01.

         SECTION 5.02. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition referred to in Section 5.01 complies with the applicable provisions of this Indenture.

                                    ARTICLE 6
                                    REMEDIES

         SECTION 6.01. Events of Default.

         (a) An "EVENT OF DEFAULT" occurs if:

                  (i) the Company defaults in the payment of Accreted Value of the Notes when the same becomes due and payable, whether at their Stated Maturity or otherwise;

                  (ii) the Company fails to comply with Section 4.14; or

                  (iii) the Bank Indebtedness is not paid within any applicable grace period after final maturity or after maturity is accelerated by the holders thereof following a default.

         (b) Following the repayment in full of the Bank Indebtedness and the termination of all commitments to lend under the Credit Agreement, the occurrence or continuation of any of the following shall also constitute an "EVENT OF DEFAULT":

                  (i) the Company fails to comply with Section 5.01;

                  (ii) the Company fails to comply with Section 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 or 4.15 (in each case other than a failure to repurchase Notes when required pursuant to Section 4.10, which failure shall constitute an Event of Default under Section 6.01(a)) and such failure continues for 30 days after the notice specified below;

                  (iii) the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clause (a)(i), (ii) or (iii) or (b)(i) or (ii) above) and such failure continues for 60 days after the notice specified below;

                  (iv) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such unpaid or accelerated exceeds $20.0 million or its foreign currency equivalent at the time and, in either case, such default shall not have been cured, including by way of repayment, or such acceleration rescinded within a 10 day period;

                  (v) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its creditors;

                  or takes any comparable action under any foreign laws relating to insolvency;

                  (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

                  or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days; or

                  (vii) any judgment or decree for the payment of money in excess of $20.0 million or its foreign currency equivalent at the time (to the extent not covered by insurance) is entered against the Company or any Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         Notwithstanding the foregoing, a Default under clause (b)(iii) or (iv) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of at least 30% in Accreted Value of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (b)(iii) or (iv) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clauses (b)(ii), (iii), (iv), or (vii) of this
Section 6.01.

         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(b)(v) or (vi)) with respect to the Company occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 30% in outstanding Accreted Value of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be immediately due and payable. If an Event of Default specified in Section 6.01(b)(v) or (vi) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in Accreted Value of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Accreted Value of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Accreted Value of the Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default or Event of Default in the payment of the Accreted Value of or interest on a Note or (b) a Default or Event of Default in respect of a provision that under Section 9.02(b) cannot be amended without the consent of each Noteholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

         SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate Accreted Value of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from the Holders.

         SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (a) the Holder gives the Trustee written notice of its intent to pursue a remedy;

         (b) the Holders of at least 30% in aggregate Accreted Value of Outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder or Holders offer the Trustee reasonable security or indemnity against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt thereof and the offer of security or indemnity; and

         (e) during such 60 day period, the Holders of at least a majority in aggregate Accreted Value of the Outstanding Notes do not give the Trustee a direction inconsistent with the request.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value and interest, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         SECTION 6.08. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.09. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Notes for Accreted Value and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Accreted Value and interest, if any, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.05 upon five Business Days prior notice to the Company.

         SECTION 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in aggregate Accreted Value of the then Outstanding Notes.

         SECTION 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 6.12. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                                    ARTICLE 7
                                   THE TRUSTEE

         SECTION 7.01. Certain Duties and Responsibilities.

         (a) (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (b) The Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 7.01(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
Section 6.05.

         (d) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 7.01 and 7.02 hereof.

         SECTION 7.02. Certain Rights of Trustees. (a) Subject to the provisions of Section 7.01:

                  (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order thereof, and any resolution of any Person's board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

                  (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon the Officer's Certificates of the Company;

                  (iv) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

                  (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document; and

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         SECTION 7.03. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company in connection with the registration of any

Notes issued hereunder are and will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

         SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, it shall not be responsible for any statement in the offering memorandum for the Notes or in the Indenture or the Notes (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

         SECTION 7.05. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.08 and Section 7.13, may otherwise deal with the Company or their Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

         SECTION 7.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         SECTION 7.07. Compensation and Reimbursement. The Company agrees:

         (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to indemnify the Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture.

         SECTION 7.08. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such conflicting interest, apply to the SEC for permission to continue as Trustee with such conflicting interest, or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes, or a trustee under any other indenture between the Company and the Trustee.

         SECTION 7.09. Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $100,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.09 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 7.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in Accreted Value of the Outstanding Notes, delivered to the Trustee and to the Company.

         If at any time:

                  (i) the Trustee shall fail to comply with Section 7.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

                  (ii) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 6.06, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

         (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in Accreted Value of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 7.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 7.11, then, subject to Section 6.06, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.10. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 7.11. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

         (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

         SECTION 7.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 7.13. Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

         SECTION 7.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                                    ARTICLE 8
              HOLDERS' LIST AND REPORTS BY TRUSTEE AND THE COMPANY

         SECTION 8.01. The Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

         (a) semi-annually, not more than 15 days after each Interest Accrual Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Interest Accrual Date, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Section 8.01.

         SECTION 8.02. Preservation of Information; Communications to Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar; provided, however, that if and so long as the Trustee shall be the Registrar, the Register shall satisfy the requirements relating to such list. None of the Company, the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

         (c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

         SECTION 8.03. Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange and of any delisting thereof.

                                   ARTICLE 9
                         AMENDMENT, SUPPLEMENT OR WAIVER

         SECTION 9.01. Without Consent of the Holders. Without the consent of any Holder, the Company and the Trustee may enter into one or more indentures supplemental hereto, for any of the following purposes:

         (a) to cure any ambiguity, omission, defect or inconsistency,

         (b) to provide for the assumption by a successor of the obligations of the Company under this Indenture,

         (c) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertified Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code,

         (d) to add guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture,

         (e) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

         (f) to make any change that does not adversely affect the rights of any Holder under the Notes or this Indenture, or

         (g) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA or otherwise.

         SECTION 9.02. With Consent of Holders. (a) Subject to Section 6.07, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate Accreted Value of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and compliance with any provisions may also be waived with the written consent of the Holders of not less than a majority in aggregate Accreted Value of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

         (b) Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (i) reduce the amount of Notes whose holders must consent to an amendment,

                  (ii) reduce the rate of or extend the time for payment of interest on any Note,

                  (iii) reduce the Accreted Value or extend the Stated Maturity of any Note,

                  (iv) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed,

                  (v) make any Note payable in money other than that stated in the Note,

                  (vi) impair the right of any Holder of the Notes to receive payment of the Accreted Value of and interest, if any, on such Holder's Notes, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes, or

                  (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

         (c) It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.

         SECTION 9.03. Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Company and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against it in accordance with its terms.

         SECTION 9.04. Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 9.04, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note by notice to the Trustee or the Company received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite Accreted Value of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 1.08.

         (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(i) through (vii) of Section 9.02(b). In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note.

         SECTION 9.05. Conformity with TIA. Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

         SECTION 9.06. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder to deliver its Note to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                                   ARTICLE 10
                               REDEMPTION OF NOTES

         SECTION 10.01. Right of Redemption. The Notes will be redeemable, at the option of the Company, in whole but not in part, on and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with Section 10.03. The Notes will be so redeemable at the following Redemption Prices:

         (a) if redeemed prior to April 30, 2004, at a redemption price equal to the sum of the present value of the Accreted Value at Stated Maturity of the Notes discounted to the Redemption Date, on a semi-annual basis, at the Treasury Yield plus 150 basis points; and

         (b) if redeemed during the 12-month period commencing May 1 of each of the years set forth below, at the following amounts (expressed as a percentage of the Accreted Value thereof on May 1 of the relevant year), plus accrued but unpaid interest thereon to the Redemption Date (including the accrual of interest in respect of any partial period subsequent to the most recent Interest Accrual Date through the Redemption Date):


                  YEAR                          REDEMPTION PRICE
                  ----                          ----------------
                  2004                               107.0000%
                  2005                               104.6667%
                  2006                               102.3333%

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Independent Investment Banker as having a Stated Maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "INDEPENDENT INVESTMENT BANKER" means an independent investment banking institution of international standing appointed by the Company.

         "REFERENCE TREASURY DEALER" means any primary U.S. Government securities dealer in New York City selected by the Independent Investment Banker after consultation with the Company.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

         "TREASURY YIELD" means, with respect to any Redemption Date, the annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

         SECTION 10.02. Applicability of Article. Redemption of Notes as permitted by Section 10.01 shall be made in accordance with this Article 10.

         SECTION 10.03. Notice of Redemption. (a) Notice of redemption or purchase as provided in Section 10.01 shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notice to each Holder of Notes to be redeemed, at its registered address as recorded in the Register, not later than 30 nor more than 60 days prior to the Redemption Date.

         Any such notice shall state:

                  (i) the expected Redemption Date,

                  (ii) the Redemption Price,

                  (iii) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date,

                  (iv) the place where such Notes are to be surrendered for payment of the Redemption Price and the name and address of the Paying Agent or Paying Agents,

                  (v) the section of this Indenture pursuant to which the Notes are to be redeemed.

         (b) Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the written request of the Company delivered at least 30 days prior to the date proposed for the mailing of such notice, by the Trustee in the name and at the expense of the Company.

         (c) The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole shall not affect the validity of the proceedings for the redemption of any other Note.

         SECTION 10.04. Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

         SECTION 10.05. Notes Payable on Redemption Date. (a) Notice of redemption having been given as provided in this Article 10, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price or any Paying Agent is prohibited from paying the Redemption Price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the Redemption Price.

         (b) On and after any Redemption Date, if money sufficient to pay the Redemption Price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 10.04, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of, and subject to the last sentence of Section 10.05(a), any accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Accreted Value shall, until paid, bear interest or accrete from the Redemption Date at the rate borne by the Note (or portion thereof).

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

         SECTION 11.01. Discharge of Liability on Notes; Defeasance. (a) When
(i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 3.05) for cancellation or (ii) all outstanding Notes have become due and payable, whether at Stated Maturity or as a result of the mailing of a notice of redemption pursuant to Article 10 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes (other than Notes replaced pursuant to Section 3.05), including interest thereon to maturity or such Redemption Date, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 11.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

         (b) Subject to Sections 11.01(c) and 11.02, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("LEGAL DEFEASANCE OPTION") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 5.01(a)(ii)
and 5.01(a)(iii) and the operation of Sections 6.01(a)(iii), 6.01(b)(ii), 6.01(b)(iii), 6.01(b)(iv), 6.01(v) (but only with respect to a Significant Subsidiary), 6.01(b)(vi) (but only with respect to a Significant Subsidiary) and 6.01(vii) ("COVENANT DEFEASANCE OPTION"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(a)(iii), 6.01(b)(ii), 6.01(b)(iii), 6.01(b)(iv), 6.01(v) (but only with respect to a
Significant Subsidiary), 6.01(b)(vi) (but only with respect to a Significant Subsidiary) and 6.01(vii).

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding the provisions of Sections 11.01(a) and (b), the Company's obligations in Sections 1.06, 2.03, 3.03, 3.04, 3.05, 4.01, 8.01,
7.07, 7.10, 7.11, 11.04, 11.05 and 11.06 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 11.04 and
11.05 shall survive.

         SECTION 11.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (i) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Accreted Value, together with and interest on the Notes to Stated Maturity or redemption, as the case may be;

                  (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to their Stated Maturity or redemption, as the case may be;

                  (iii) the Company shall have delivered to the Trustee an Opinion of Counsel, subject to certain customary qualifications, to the effect that (i) the funds so deposited will not be subject to any rights of any other holders of Indebtedness of the Company, and (ii) the funds so deposited will not be subject to avoidance under applicable Bankruptcy Law;

                  (iv) the deposit does not constitute a default under any other agreement binding on the Company;

                  (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes and this Indenture as contemplated by this Article 11 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 10.

         SECTION 11.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 11. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Accreted Value and accrued but unpaid interest on the Notes.

         SECTION 11.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Accreted Value or interest on the notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 11.05. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 11.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 11 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 11 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 11; provided, however, that, if the Company has made any payment of Accreted Value of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                             VIASYSTEMS, INC., as Issuer



                                             By:
                                                --------------------------------
                                                      Name:
                                                      Title:



                                             [TRUSTEE], as Trustee



                                             By:
                                                --------------------------------
                                                      Name:
                                                      Title:

                                                          EXHIBIT A TO INDENTURE



                                VIASYSTEMS, INC.

                            14% Senior Note due 2007

No                                                        Initial Accreted Value
   ----                                                              $
                                                                      ----------

         VIASYSTEMS, INC., a Delaware corporation (the "Company"), which term includes any successor Persons under the Indenture (hereinafter referred to), for value received, promises to pay to __________, or its registered assigns, the Accreted Value (as defined below) of this Note on May 1, 2007.

         "ACCRETED VALUE" means with respect to this Note, as of any date of determination, the sum of: (a) the Accreted Value of such Note on the immediately preceding Interest Accrual Date (in the event such date of determination falls before the first Interest Accrual Date, the "Initial Accreted Value" specified on the face hereof) plus (b) in the case of any determination date other than an Interest Accrual Date, an amount determined by multiplying (i) the amount referred to in clause (a) by (ii) 14% by (iii) the number of days in the period from and including the preceding Interest Accrual Date to such date of determination divided by 360.

         Interest will accrue, in the case of the first Interest Accrual Date, on the Initial Accreted Value specified on the face hereof, and on each subsequent Interest Accrual Date, on the Accreted Value of this Note as of the immediately preceding Interest Accrual Date, at a rate of 14% per annum. On each Interest Accrual Date, such accrued interest shall accrete and be added to the then Accreted Value of the Notes and shall thereafter bear interest in accordance with the terms hereof. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The "INTEREST ACCRUAL DATES" shall be May 1 and November 1 of each year, commencing November 1, 2001.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:  July 19, 2001

                                                     VIASYSTEMS, INC.



                                                     By:
                                                        ------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

                                VIASYSTEMS, INC.

                            14% Senior Note due 2007

         This Note is one of a duly authorized issue of Notes of the Company consisting of other 14% Senior Notes due 2007 of the Company issued on July 19, 2001 and any replacement Notes issued in exchange for, or in lieu of, the foregoing in accordance with the Indenture. The Notes are limited in aggregate amount to an Initial Accreted Value of $100,000,000. All of such Notes shall be treated as a single issue and vote together as one class for all purposes of this Note and the Indenture.

         1. Accreted Value and Interest. The Company agrees to pay the Accreted Value of this Note on May 1, 2007.

         The Company agrees interest will accrue and be payable on this Note at the rate and in the manner specified on the face of this Note.

         2. Method of Payment. The Company will pay the Accreted Value of this Note to the Holder that surrenders this Note to any Paying Agent (which is initially the Company) on or after the applicable maturity date.

         The Company will make all payments hereunder in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments hereunder by wire transfer of immediately available funds to the accounts specified by the Holder hereof or, if no such account is specified, by mailing a check to the Holder's registered address. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

         3. Paying Agent and Registrar. Initially, _______________, the Trustee under the Indenture (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice to the Holders. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

         4. Indenture. The Notes are governed by an Indenture, dated _________ (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (U.S. Code Section 77aaa-77bbbb), as amended from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Each Holder, by accepting a Note, agrees, subject to Section 1 above, to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. To the extent any provision of the Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5. Ranking. The Notes are unsecured senior obligations of the Company.

         6. Optional Redemption. The Notes may be redeemed at the option of the Company, in whole but not in part, at any time, on and prior to maturity at the following Redemption Prices:

                  (a) if redeemed prior to April 30, 2004, at a redemption price equal to the sum of the present value of the Accreted Value at stated maturity discounted to the redemption date, on a semi-annual basis, at the Treasury Yield plus 150 basis points; and

                  (b) if redeemed during the 12-month period commencing May 1 of each of the years set forth below, at the following amounts (expressed in percentages of the Accreted Value thereof as of May 1 of the applicable year), plus accrued but unpaid interest thereon to the Redemption Date (including the accrual of interest in respect of any partial period subsequent to the most recent Interest Accrual Date through the Redemption Date):


                                  YEAR           REDEMPTION PRICE
                                  ----           ----------------
                                  2004               107.0000%
                                  2005               104.6667%
                                  2006               102.3333%

         Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder's registered address. On and after the Redemption Date, interest ceases to accrue on, and the Accreted Value shall cease to increase with respect to, Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

         7. Repurchase upon a Change in Control. Upon the occurrence of a Change in Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase.

         8. Denominations; Transfer; Exchange. The Notes are in fully registered form without coupons, in denominations of $1,000 and any integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         9. Persons Deemed Owners. A Holder may be treated as the owner of a Note for all purposes.

         10. Discharge Prior to Redemption or Maturity. If the Company irrevocably deposits, or causes to be deposited, with a trustee who could qualify to serve as Trustee under the Indenture money or U.S. Government Obligations sufficient to pay the then outstanding Accreted Value of and accrued but unpaid interest, if any, on the Notes to redemption or maturity, the Company, as applicable, (a) will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, or (b) will be discharged from certain covenants set forth in the Indenture.

         11. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Accreted Value of the Notes then Outstanding. Without notice to or the consent of any Holder, the Company may amend the Indenture to the extent set forth in the Indenture.

         12. Successor Persons. When a successor person or other entity (other than a Subsidiary of the Company) assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

         13. Notices. Any notices or other communications to the Company required or permitted hereunder shall be in writing, and shall be sufficiently given if delivered in person or mailed, first class postage prepaid, to the following address, or any other address previously furnished in writing by the
Company:

         Viasystems, Inc.
         101 South Hanley Road
         St. Louis, Missouri 63105
         Attn: General Counsel

         Any notice required to be given to a Holder shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered address as recorded in the Register and shall be sufficiently given to a Holder if so mailed within the time prescribed.

         In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         14. Defaults and Remedies. [Insert]

         15. Trustee Dealings with the Company. Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         17. Authentication. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

         18. Abbreviations. Customary abbreviations may be used in the name of the Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         20. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture.

                                 TRANSFER NOTICE

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

         Taxpayer Identification No.:
                                     ----------------------------------



         -----------------------------------------------------------------
         (Please print or typewrite name and address including zip code of assignee)

         the within Note and all rights thereunder, hereby irrevocably constituting and appointing


         -----------------------------------------------------------------
         attorney to transfer such Note on the books of the Company with full power of substitution in the premises.


         Date:
               ------------


         Signature:
                    ------------------

         NOTICE: The signature to this
         assignment must correspond with
         the name as written upon the
         face of this Note in every
         particular, without alteration
         or any change whatsoever.



         Signature Guarantee:
                              ---------------------------

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                           OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note purchased by the Company pursuant to
Section 4.14 of the Indenture, check the box: [ ]

         If you wish to have a portion of this Note purchased by the Company pursuant to 4.14 of the Indenture, state the amount (in Initial Accreted Value) below:

                                                  $
                                                   --------------

Date:
     ----------------------



Your Signature:
                --------------------------------------------
(Sign exactly as your name appears on the face of this Note)



Signature Guarantee:
                     --------------------------------------------------



         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.